Exhibit 10.14

Clear Honest International Co., Ltd.,

After the bilateral verifying by you and our company, it is confirmed that we owe you RMB 846,663.72 yuan as of Dec.31, 2007.

Due to the requirement of our company’s development, we ask for your permission that we delay the repayment.

We commit that we will repay the total balance amount owned within three months after we receive your official payment demand.

Your kindness and support are highly appreciated.

Sincerely yours,

Allied Moral Holdings Limited

January 5, 2008